                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             NOODLE KIDOODLE INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             NOODLE KIDOODLE, INC.
                               105 PRICE PARKWAY
                          FARMINGDALE, NEW YORK 11735
     ---------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 9, 1996
     ---------------------------------------------------------------------

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of the Stockholders of Noodle Kidoodle, Inc. (the "Company"), which will be held at Chemical Bank, 395 North Service Road, Melville, New York, Media Room, Lower Level, on Tuesday, July 9, 1996 at 3:00 p.m. local time for the following purposes:

     1. to elect three Class 2 directors, each to serve for a term of three years;

     2. to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 20, 1996 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting or at any adjournment thereof.

                                          By Order of the Board of Directors,

                                          STANLEY GREENMAN
                                          Chairman of the Board

Farmingdale, New York
June 3, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                             NOODLE KIDOODLE, INC.
                               105 PRICE PARKWAY
                          FARMINGDALE, NEW YORK 11735
                    ---------------------------------------

                                PROXY STATEMENT
                                  JULY 9, 1996
                    ---------------------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Noodle Kidoodle, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company which has been scheduled for Tuesday, July 9, 1996 and any adjournment or adjournments thereof. The shares represented by each properly executed proxy solicited by the Board of Directors and received by the Company will be voted as specified by the stockholder on the proxy. If no such specification is made, such shares will be voted (i) FOR the election, as directors of the Company, of the three nominees named below, and (ii) in accordance with the judgment of the person or persons voting such proxies with respect to such other matters, if any, as may properly come before the meeting. Any such proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy or by voting in person at the meeting (after having notified the Secretary at any time prior to the voting of the proxy).

     This proxy statement and the accompanying form of proxy are being mailed to stockholders of the Company on or about June 3, 1996. The Annual Report of the Company for the fiscal year ended February 3, 1996 is being mailed to stockholders concurrently with this proxy statement.

     Following the original mailing of proxy soliciting material, executive and other employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries who are record holders of the Company's Common Stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company may reimburse such record holders for their reasonable expenses incurred in such forwardings. The cost of soliciting proxies in the enclosed form will be borne by the Company.

                RECORD DATE, VOTING RIGHTS AND VOTING PROCEDURES

     Only holders of record the Company's Common Stock at the close of business on May 20, 1996 are entitled to receive notice of, and to vote at, the meeting. At the close of business on May 20, 1996, there were outstanding and entitled to vote 7,556,140 shares of Common Stock. Each holder of record of Common Stock on the record date will be entitled to one vote for each share registered in such stockholder's name on each of the matters to come before the meeting.

     The holders of the Company's Common Stock vote as a single class with regard to all matters to be voted upon at the Annual Meeting.

     Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more of the Company's nominees for director. The Company's By-Laws require the presence of a quorum for the Annual Meeting, defined here as a majority of the shares of the Company's Common Stock issued and outstanding. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached, as will broker non-votes, which are described below.

     Assuming a quorum is reached at the Annual Meeting, it is planned that stockholders will vote on the election of directors.

     Pursuant to the Company's By-Laws, directors shall be elected by the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy; this means that a vote withheld from a particular nominee or nominees will have the effect of a vote against such nominee.

     Abstentions are counted in determining the number of votes present at the meeting; therefore, abstentions will have the effect of a vote against a nominee.

     Brokers holding shares in street name for beneficial owners must vote those shares according to specific instructions they receive from the owners. Under applicable rules, if specific instructions are not received, however, brokers have the authority to vote the shares in their discretion on certain "routine" matters. Absent specific instructions from the beneficial owners in the case of "non-routine" matters, the brokers may not vote the shares. The election of directors is considered a "routine" matter upon which brokers may vote, in their discretion, absent specific instructions from the beneficial owners of the shares.

     At the Annual Meeting, voting will be tabulated by inspectors of election appointed by the Chairman of the Company's Board of Directors.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

PRINCIPAL STOCKHOLDERS

     As of May 20, 1996, the following persons were known by the Company to own beneficially (as defined under applicable rules of the Securities and Exchange Commission) more than 5% of the Company's Common Stock:

                   NAME AND ADDRESS OF             AMOUNT AND NATURE OF       PERCENT
                     BENEFICIAL OWNER              BENEFICIAL OWNERSHIP       OF CLASS
        ------------------------------------------ --------------------       --------
        Ryback Management Corporation
          and/or Lindner Fund, Inc................        426,900(1)          5.6%
        7711 Carondelet Avenue
        Box 16900
        St. Louis, MO 63105
        Dimensional Fund Advisors.................        391,700(2)          5.2%
        1299 Ocean Avenue
        Suite 650
        Santa Monica, California 90401

- ------------------------------------

1. Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 25, 1995. Such Schedule states that as of December 31, 1994, Ryback Management Corporation, a registered investment advisor, has sole voting and investment power as to 426,900 shares; 325,300 shares (4.3%) of which are held by Lindner Fund, Inc., a registered investment company, for which Ryback serves as investment advisor.

2. Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 1996. Such Schedule states that Dimensional Fund Advisors ("Dimensional") a registered investment advisor, is deemed to have beneficial ownership of 391,700 shares. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

MANAGEMENT

     As of May 20, 1996 each director and nominee for director of the Company, and the Three Named Officers (as defined in "Executive Compensation" below) and executive officers, nominees and directors of the Company as a group, beneficially owned (as defined under applicable rules of the Securities and Exchange Commission) shares of the Company's Common Stock as follows:

                                                  AMOUNT AND NATURE OF    PERCENT OF
                                                       BENEFICIAL        CLASS AS OF
                                                      OWNERSHIP(1)       MAY 20, 1996
                                                  --------------------   ------------
        Stanley Greenman.........................        360,022(2)           4.7%
        Stewart Katz.............................        351,607(3)           4.6%
        Lester Greenman..........................        185,000              2.4%
        Robert Stokvis...........................         23,375            *
        William A. Johnson, Jr...................         12,000            *
        Barry W. Ridings.........................          6,500            *
        Joseph A. Madenberg......................          5,250            *
        Robin L. Farkas..........................          5,250            *
        Irwin Tantleff...........................          4,000            *
        All executive officers, nominees and
          directors, as a group (9 persons)......        953,004             12.2%

- ------------------------------------

 * Less than 1%.

1. Includes shares issuable upon exercise of options currently exercisable or exercisable within 60 days from May 20, 1996 as follows: Stanley Greenman (120,000), Stewart Katz (120,000), Lester Greenman (5,000), William A. Johnson, Jr. (11,000), Robert Stokvis (5,875), Barry W. Ridings (5,500), Joseph A. Madenberg (5,250), Robin L. Farkas (5,250), Irwin Tantleff (2,500).

2. Includes 18,750 shares owned of record by Ari Greenman, Mr. Greenman's son, with respect to which Mr. Greenman disclaims beneficial ownership.

3. Includes 181,200 shares owned of record and beneficially by Stewart Katz's wife and 37,907 shares owned of record by Bradley and Brian Katz, Mr. Katz's sons, with respect to which Mr. Katz disclaims beneficial ownership.

     Except as noted in the footnotes to the two tables above, to the Company's knowledge, the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

     Management controls, in the aggregate, approximately 8.9% of the outstanding Common Stock of the Company. Management intends to vote its Common Stock in favor of the three nominees for director set forth below.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with during the fiscal year ended February 3, 1996.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and By-Laws, the number of directors of the Company is currently set at nine members, classified into three equal classes, which classes have staggered three year terms. The Board of Directors proposes the election, as Class 2 directors, of the three nominees listed below. Mr. Stokvis was designated by the Board for election as a Class 2 director to fill the vacancy caused by the death of Benjamin Zdatny in April 1995. Mr. Stokvis has tendered his resignation as a Class 3 director which resignation is contingent upon and shall be effective upon his election as a Class 2 director at the Annual Meeting. The Board of Directors has passed a resolution reducing the size of the Board to 8 directors effective upon and contingent upon such election. Such reduction will be effected by reducing the size of Class 3 of the Board of Directors to two directors. Class 2 directors elected at the Annual Meeting will serve until the 1999 Annual Meeting, and until their successors have been elected and qualified.

     The terms of office of the Class 1 and Class 3 directors continue until the 1998 and 1997 meeting respectively.

     Unless the stockholder specifies in the proxy that authority to vote is withheld, proxies will be voted for all of the nominees named below. In the event any nominee is unable to or declines to serve as director at the time of the Annual Meeting, proxies that do not withhold authority to vote for all nominees may be voted for any substitute nominee selected by the Board of Directors. The Board has no reason to believe, at this time, that any of the persons named will be unable or unwilling to serve if elected.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION
                         OF THE NOMINEES LISTED BELOW.

     The following table sets forth information about the nominees for election as directors and about the directors who will continue in office, including their principal occupations. Information relating to the number of shares of the Company's Common Stock beneficially owned by each current director and nominees, and by all current directors and executive officers of the Company as a group, is set forth above under "Security Ownership of Management and Certain Beneficial Owners."

                            NOMINEES FOR ELECTION AS
                 CLASS 2 DIRECTORS TO SERVE UNTIL 1999 MEETING

ROBIN FARKAS(1)                                              DIRECTOR SINCE 1993

     Mr. Farkas, age 62, is currently a self employed private investor. From March 1994 to March 1995, Mr. Farkas was director of Dormitory Authority of the state of New York and from 1984 to 1992, he was Chairman of the Board, Chief Executive Officer of Alexanders, Inc. (mass merchandise retail chain). Mr. Farkas is also a member of the boards of directors of Insignia Financial Group, Inc. and Refac Technology Corp.

STEWART KATZ(2)                                              DIRECTOR SINCE 1973

     Mr. Katz, age 55, has been the President, Chief Operating Officer and Assistant Secretary of the Company since 1977. Mr. Katz has been an employee of the Company since 1970.

ROBERT STOKVIS                                               DIRECTOR SINCE 1991

     Mr. Stokvis, age 48, has been the owner and President of Stokvis Enterprises, Inc. (distributor of materials handling equipment and wholesale automobile dealer) for more than the past five years. Mr. Stokvis is also a stockholder and advisor to First Choice Copy (electronic printing business).

                 CLASS 1 DIRECTORS TO SERVE UNTIL 1998 MEETING

LESTER GREENMAN(2)                                           DIRECTOR SINCE 1994

     Mr. Greenman, age 41, is presently a consultant in the entertainment software industry. Mr. Greenman served as Vice President of Legal and Business Affairs of Sony Electronic Publishing Company ("SEPC") from 1993-1996, as Director of Legal and Business Affairs for SEPC from 1992-1993 and as Counsel to SEPC from 1991-1992, as Assistant United States Attorney in the Southern District of New York from 1990 to 1991, and as an associate at the law firm of Gibson, Dunn & Crutcher from 1987 to 1990.

BARRY W. RIDINGS                                             DIRECTOR SINCE 1994

     Mr. Ridings, age 43, has been a Managing Director of Alex. Brown & Sons Incorporated (investment banking and securities brokerage firm) since 1990 and was a Managing Director at Drexel Burnham Lambert from 1986 to 1990. Mr. Ridings is also a member of the boards of directors of New Valley Corporation, Norex-America, Inc., Sub-Micron Systems, Inc., Telemundo Group, Inc., Transcor Waste Services Corp.

IRWIN TANTLEFF                                               DIRECTOR SINCE 1995

Mr. Tantleff, age 61, has been a Managing Partner of Four T Associates (real estate and financial management) since 1986 and has been adjunct Professor of Management at New York University, Stern School of Business, since 1992. From 1986 to 1989 Mr. Tantleff was Corporate Senior Vice President and director of First National Supermarkets, Inc., d/b/a Finast/Edwards. From 1965 to 1986, he was the founder and CEO of IJT Limited, d/b/a Foodtown Supermarkets.

                 CLASS 3 DIRECTORS TO SERVE UNTIL 1997 MEETING

STANLEY GREENMAN(2)                                          DIRECTOR SINCE 1976

     Mr. Greenman, age 47, has been the Chairman of the Board, Chief Executive Officer and Treasurer of the Company since 1990. Mr. Greenman has been an employee of the Company since 1969.

JOSEPH MADENBERG                                             DIRECTOR SINCE 1993

     Mr. Madenberg, age 59, has been the President of Joseph A. Madenberg, Inc. (retail management consulting firm) since 1968; prior thereto, he was a Professor of Business Administration at Suffolk County Community College until his retirement in December 1992.
- ------------------------------------
(1) Alexanders, Inc. filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code on May 15, 1992 and emerged from bankruptcy and reorganized on October 4, 1993.

(2) Stanley Greenman and Lester Greenman are brothers. Stewart Katz is the brother-in-law of Stanley Greenman and Lester Greenman.

       BOARD OF DIRECTORS COMMITTEES, MEETINGS AND DIRECTOR COMPENSATION

     EXECUTIVE COMMITTEE: The Executive Committee is currently comprised of Stanley Greenman, Stewart Katz and Joseph Madenberg. The Executive Committee meets between Board meetings when necessary and has the authority to act, within limits set by the Board of Directors, on behalf of the Board of Directors in connection with substantially all operating matters. Due to the flexible meeting schedule of the Executive Committee, records of attendance were not maintained during the fiscal year ended February 3, 1996, however, the Committee held approximately 4 meetings during such period. Each of the committee meetings was attended by all of the members.

     AUDIT COMMITTEE: The Audit Committee is currently comprised of Barry Bidings and Irwin Tantleff. Mr. Tantleff was appointed to the Audit Committee by the Board of Directors to replace Joshua Biblowitz, who resigned from his position as a director in July, 1995. The primary function of the Audit Committee is to recommend independent accountants, review the overall scope of any audits made by the independent accountants and communicate to the Board the Committee's findings as to any material weakness in the Company's internal or external financial controls. The Audit Committee held 3 meetings during the fiscal year ended February 3, 1996.

     COMPENSATION AND STOCK OPTION COMMITTEE: The Compensation and Stock Option Committee is currently comprised of Robin Farkas, Joseph Madenberg and Robert Stokvis. Mr. Madenberg was appointed to the Compensation and Stock Option Committee by the Board of Directors to replace Benjamin Zdatny who passed away in April 1995. The primary function of the Compensation and Stock Option Committee is to review and approve the compensation of certain officers of the Company, and to review and approve the granting of stock options to officers and other key members of management. The Compensation and Stock Option Committee held 4 meetings during the fiscal year ended February 3, 1996.

     STRATEGIC PLANNING COMMITTEE: The Strategic Planning Committee is currently comprised of Robin Farkas, Joseph Madenberg, Robert Stokvis, Irwin Tantleff, Stanley Greenman and Stewart Katz. Mr. Tantleff was appointed to the Strategic Planning Committee to replace Benjamin Zdatny, who passed away in April 1995. The Strategic Planning Committee has the responsibility for developing short and long-term strategies for the Company's business and reviewing, from time to time, the Company's progress in implementing such strategies. The majority of the members of the Committee are directors who are not employees of the Company. The Strategic Planning Committee held 6 meetings during the year ended February 3, 1996.

     The Company does not have a standing nominating committee or a committee performing similar functions.

     During the fiscal year ended February 3, 1996, the Board of Directors held 5 meetings. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors (held during the period for which he has been a director) and the total number of meetings held by all committees of the board on which he served (during the periods that he served).

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive a fee of $2,000 for each Board meeting they attend and $1,000 for attendance at committee meetings which are held on a date other than that of a scheduled Board of Directors Meeting.

     Under the Company's Outside Directors' 1994 Stock Option Plan (the "Plan"), as amended, directors who are not employees of the Company are issued an option to purchase 5,000 shares of Common Stock of the Company upon initial election to the Board of Directors. Each year thereafter, on April 26th, non-employee directors are automatically issued an option to purchase 4,000 shares of Common Stock of the Company. The options granted under the Plan have a term of 5 years and become exercisable as to 50% of the shares on the first anniversary of the date of the grant and as to the remaining 50% on the second anniversary of the date of grant.

     Mr. Bernard Greenman, a founder and former Chairman of the Company, passed away in April, 1994. Pursuant to a consulting agreement, dated January 31, 1990, by and between the Company and Bernard Greenman, Mr. Greenman was to serve as a consultant to the Company from February 1, 1990 until January 31, 1995 (the "Consulting Period"), at the annual rate of $75,000. Under the terms of the agreement, in the event of Mr. Greenman's death during the Consulting Period, the Company was obligated to pay his estate (i) the balance of the consulting fee for the remainder of the fiscal year in which Mr. Greenman died and (ii) the consulting fee for the Company's next succeeding full fiscal year. In addition, pursuant to the agreement, the Company is required to provide coverage or reimbursement for all medical and dental expenses incurred by Mr. Greenman and his wife during each of their lives, regardless of Mr. Greenman's employment status with the Company.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are Stanley Greenman and Stewart Katz, for whom certain background information is set forth above under "Election of Directors," and William A. Johnson, Jr.

     Mr. Johnson, age 42, has held the position of Corporate Vice President and Chief Financial Officer since May 16, 1989.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services, in all capacities for the fiscal years ended February 3, 1996 ("fiscal 1996"), January 28, 1995 ("fiscal 1995") and January 29, 1994 ("fiscal 1994"), of those persons who were, at the end of fiscal 1995, the Chief Executive Officer and the only other executive officers of the Company whose compensations for fiscal 1996 exceeded $100,000 (collectively, the "Three Named Officers").

                                     ANNUAL COMPENSATION                       LONG TERM COMPENSATION
                         --------------------------------------------    -----------------------------------
                                                         OTHER ANNUAL    RESTRICTED                              ALL OTHER
  NAME AND PRINCIPAL     FISCAL                          COMPENSATION      STOCK                      LTIP      COMPENSATION
       POSITION           YEAR      SALARY      BONUS        (1)           AWARDS      OPTIONS(#)    PAYOUTS        (2)
- -----------------------  ------    --------     -----    ------------    ----------    ----------    -------    ------------
Stanley Greenman.......   1996     $275,000     None          --            None           None        None       $ 588.14
Chairman of the Board,    1995     $263,500     None          --            None         30,000        None       $ 552.15
Chief Executive Officer   1994     $275,000     None          --            None           None        None       $ 613.35
and Treasurer

Stewart Katz...........   1996     $250,000     None          --            None           None        None       $ 571.17
President,                1995     $241,000     None          --            None         30,000        None       $ 738.48
Chief Operating Officer   1994     $250,000     None          --            None           None        None       $ 995.50
and Assistant Secretary

William A. Johnson, Jr.   1996     $162,500     None          --            None         30,000        None       $ 662.30
Vice President -- Chief   1995     $160,000(3)  None          --            None           None        None       $ 638.96
Financial Officer and     1994     $157,000     None          --            None          7,500        None       $ 685.37
Secretary

- ------------------------------------
(1) The aggregate amount of prerequisites and other personal benefits paid to each of the Three Named Officers for fiscal 1996 did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of fiscal 1996, 1995 and 1994 or $50,000; such amounts are, therefore, not reflected in the table.

(2) Represents matching contributions made by the Company under the Company's 401(k) Plan.

(3) Includes a retroactive annual increase of $5,000 for fiscal 1994 paid to Mr. Johnson in fiscal 1995.

OPTIONS GRANTS TABLE FOR FISCAL 1996

     The following table sets forth information concerning stock options grants made during fiscal 1996 to the Three Named Officers. These grants are also reflected in the Summary Compensation Table. In accordance with SEC rules, a repricing of outstanding options is treated as a new grant. Also in accordance with the SEC rules, the hypothetical gains or "option spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance. The Company has not granted any stock appreciation rights.

                                                                                            POTENTIAL REALIZABLE VALUE OF
                                                                                               ASSUMED ANNUAL RATES OF
                                                 INDIVIDUAL GRANTS                            STOCK PRICE APPRECIATION
                               -----------------------------------------------------               FOR OPTION TERM
                                             % OF TOTAL                                ---------------------------------------
                               NUMBER OF      OPTIONS
                               SECURITIES    GRANTED TO                                        5%                  10%
                               UNDERLYING   EMPLOYEES IN     EXERCISE                  ------------------   ------------------
                                OPTIONS     FISCAL YEAR       PRICE       EXPIRATION   STOCK    POTENTIAL   STOCK    POTENTIAL
            NAME               GRANTED(#)     1996(1)      ($-SHARE)(2)    DATE(3)     PRICE      VALUE     PRICE      VALUE
- -----------------------------  ----------   ------------   ------------   ----------   ------   ---------   ------   ---------
Stanley Greenman.............      None           --               --            --        --         --        --         --
Stewart Katz.................      None           --               --            --        --         --        --         --
William A. Johnson, Jr.......    10,000          4.9%        $  4.875      02/15/00    $ 6.22    $13,450    $ 7.85   $ 29,800
                                 20,000          9.9%        $ 13.125      10/26/00    $16.75    $72,500    $21.14   $160,300

- ------------------------------------
(1) During fiscal 1996, options to purchase an aggregate total of 202,500 shares were granted to 102 employees.

(2) The exercise price of the options granted was equal to the fair market value of the underlying stock on the date of grant.

(3) Grants become exercisable in equal installments on the first four anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events. See "Executive Compensation -- Employment Agreements."

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUE
TABLE

     The following table provides information concerning all exercises of stock options during fiscal 1996 by the Three Named Officers and the fiscal year-end value of unexercised options on an aggregated basis. The Company has not granted any stock appreciation rights.

                                                              NUMBER OF SECURITIES                VALUE OF
                                                             UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                             OPTIONS AT 02/03/96(#)       OPTIONS AT 02/03/96($)(1)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Stanley Greenman.........         None             N/A       120,000         22,500       $ 539,531       $78,750
Stewart Katz.............         None             N/A       120,000         22,500       $ 539,531       $78,750
William A. Johnson,
  Jr.....................       14,000         $75,938        11,000         30,000       $  47,219       $40,938

- ------------------------------------
(1) Options are "in-the-money" if on February 3, 1996, the market price of the Common Stock ($9.00) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by the options on February 3, 1996 and the aggregate exercise price of such options.

EMPLOYMENT AGREEMENTS

     As of February 1, 1995, the Company entered into new employment agreements with Stanley Greenman and Stewart Katz (collectively, the "Employment Agreements").

     Each of the Employment Agreements provides for employment until January 31, 1998 and annual base salaries for Messrs. Greenman and Katz of $275,000 and $250,000 respectively, in each case subject to increases determined by the Compensation and Stock Option Committee and approved by the Board of Directors. In addition, each of the Employment Agreements, and a separate agreement for the benefit of Mr. Johnson, provide that in the event of a Change in Control of the Company (as defined in such agreements) which results in an actual or constructive termination of employment (as defined in such agreements), such terminated officer is entitled to receive severance pay equal to the difference between 299% of his respective average annual compensation for the prior five calendar years and the present value of all other payments received by him which would be considered as contingent on a change in control. Exercisability of certain stock options held by the Three Named Officers would also be accelerated by actual or constructive termination or hostile takeover events and the value of such accelerated options would be included in the aforementioned 299%.

     In addition, the Employment Agreements provide for the payment of a performance bonus to each of Mr. Greenman and Mr. Katz (each an "Executive"), for each of the three fiscal years ended February 3, 1996 ("Year 1"), February 1, 1997 ("Year 2"), and January 31, 1998 ("Year 3"), based upon the net pre-tax profits or losses of the Company during each such year. The level of the performance bonus for each year can range from zero to 30% of such Executive's salary for the applicable year. If the maximum performance bonus is not payable for all of Years 1, 2 and 3, each Executive will be paid an additional bonus if a certain aggregate profit level is reached during Years 1, 2 and 3; provided, however, that the aggregate performance bonus paid to each Executive cannot exceed 30% of the sum of such Executive's salary during Years 1, 2 and 3. In addition, the maximum amount of the aggregate performance bonus paid to the Executives shall not exceed 10% of the Company's profits (as defined in the Employment Agreements) for Year 3. For fiscal 1996, no bonus payments were made to Mr. Greenman and Mr. Katz pursuant to their Employment Agreements.

     The Employment Agreements also provide that each Executive will be granted stock options pursuant to the Company's 1994 Stock Incentive Plan based upon the level of net pre-tax profits or losses of the Company achieved in Year 1 and Year 2. The option grant for each year can range from no options to a maximum of 30,000 options. In addition, if the maximum option grant is not awarded for both Year 1 and Year 2, each Executive will be awarded additional options if a certain aggregate profit level is reached during Year 1 and Year 2; provided, however, that in no event will any Executive be granted more than an aggregate of 60,000 options for Year 1 and Year 2. For fiscal 1996, no stock options were granted to Mr. Greenman and Mr. Katz pursuant to their Employment Agreements.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report was prepared by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") which is presently composed of independent directors who are not employees of the Company. The Committee determines the compensation for the two most senior executive officers (Mr. Stanley Greenman and Mr. Stewart Katz) and approves the policies and parameters applicable to such compensation. The current members of the Committee are Robin Farkas, Joseph Madenberg and Robert Stokvis. Robin Farkas and Robert Stokvis served on the Committee throughout fiscal 1996. Mr. Madenberg was appointed to the Committee to replace Benjamin Zdatny, who passed away in April 1995.

     Compensation Principles. In determining the amount and composition of executive compensation, the Committee is guided by the following fundamental objectives: 1) to ensure that salaries and benefits are at levels which enable the Company to attract and retain high-quality employees necessary to the success of the Company; 2) to provide rewards through bonus and other incentive plans which are closely linked to Company performance; and (3) to provide stock-based long term incentives that link the compensation of executives to stock appreciation. In order to implement these objectives, the Company has established both short-term and long-term components of executive compensation.

     The Salary Component. Messrs. Greenman and Katz have each entered into an employment agreement with the Company, which provides for his employment until January 31, 1998. Each of the contracts provides for a stated annual salary for the term of the agreement, subject to increases determined by the Committee and approved by the Board of Directors. See "Executive Compensation -- Employment Agreements" for a discussion of the employment agreements.

     In considering whether to recommend salary increases for each of the Three Named Officers, the following qualitative and quantitative factors are considered, by the Committee, in the case of Messrs. Greenman and Katz, and by management of the Company, in the case of Mr. Johnson: job level and responsibility; recent corporate performance, including results of operations; success in implementing corporate strategy and long-term goals; and development of future strategies. Mr. Johnson received a retroactive salary increase for fiscal 1994, which was paid to him in fiscal 1995.

     The Salary Reduction Plan. Effective April 1994, the Three Named Officers along with certain other senior level executives of the Company accepted pay cuts of 5%. These cuts were made in recognition of the earnings pressures that the Company is experiencing as it attempts to restructure itself. In 1994, the Board of Directors approved a bonus program for fiscal 1995 (the "Payback Program") pursuant to which the value of the salary cuts accepted under the Salary Reduction Plan could be repaid to the affected executives, including the Three Named Officers, if the Company exceeded the fiscal 1995 budget as approved by the Board of Directors. In fiscal 1995, no payments were made pursuant to the Payback Program to the affected executives, including the Three Named Officers.

     The Bonus Component. The Company adopted a Long Term Incentive Plan (the "LTIP") for fiscal 1995. Vice Presidents and more senior executives are entitled to benefits under the LTIP. The purpose of the LTIP is to promote a longer term perspective in managing the Company and to focus management on the significance of obtaining an adequate return on net assets ("RONA") employed by their divisions. The LTIP provides for the payment of cash bonuses to eligible executives, expressed as a percentage of such executive's base salary as of May 1 of the year prior to the year in which the LTIP bonus is to be paid. In fiscal 1995 and thereafter, specified RONA goals will be compared to a running three year average.

     For all of the executives eligible to participate in the EIBP and the LTIP, including those at the divisional level, the bonus pool is limited to an aggregate of 10% of the annual pre-tax profits of the Company and its subsidiaries taken as a whole.

     No bonuses were paid to eligible participants in the LTIP for fiscal 1995 or fiscal 1996.

     Stock Option Program. Stock option grants have been an integral part of the Company's long-term executive compensation strategy; they are used as a means of aligning the long-term interests of the Company's executives with those of its stockholders.

     In determining an appropriate stock option grant, the Committee considers the executive's position and responsibility, the executive's contribution toward the Company's performance and the executive's expected contribution toward meeting the Company's long-term strategic goals. Any value received by the executive from an option grant depends completely upon the increase in the price of the Company's stock. Consequently, the value of the compensation is directly aligned with increased stockholder value.

     The Company's 1994 Stock Incentive Plan (the "1994 Plan") provides for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, unrestricted stock and performance shares to such officers and other employees of the Company and its subsidiaries (including employees who are directors), and to such consultants to the Company as the Committee shall, in its discretion, select. The option exercise price will be established by the Committee, provided that the option exercise price will be no less than 75% of the closing price of Common Stock on the date of grant or, in the case of incentive stock options, 100% of such closing price. Each stock option granted under the 1994 Plan will be exercisable during the period fixed by the Committee; however, options will generally not be exercisable less than one year after the date of grant and no incentive stock option may be exercised more than ten years after the date of grant. Unless the Committee expressly provides otherwise, an option will become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the date of grant. Such vesting schedule may be accelerated in the event of a "Change in Control" as defined in the 1994 Plan.

     Options to purchase shares were granted to William Johnson during fiscal 1996. Options previously granted were exercised by William Johnson. See "Options Grants Table for Fiscal 1996."

     Chief Executive Officers' Compensation. As described above, Stanley Greenman has entered into an employment agreement with the Company that expires on January 31, 1998. Mr. Greenman's contract provides for a stated annual salary, subject to increases determined by the Committee and approved by the Board of Directors. In determining Mr. Greenman's salary for fiscal 1995, the Company considered the qualitative and quantitative factors described above in the section entitled the "The Salary Component" as well as the fact that Mr. Greenman had received only one salary increase since 1989. Further, for fiscal 1995, Mr. Greenman accepted a voluntary pay cut of 5% as of April 1994. See "The Salary Reduction Plan." Based on the reported fiscal 1996 profits and losses, Mr. Greenman did not receive a cash bonus nor was he eligible for a stock option grant.

Members of the Compensation and Stock Option Committee during Fiscal 1996:

     ROBIN FARKAS              JOSEPH MADENBERG              ROBERT STOKVIS

PERFORMANCE GRAPH

     The line graph below compares the cumulative total stockholder return on the Company's Common Stock over a 5-year period with the return (i) on the Nasdaq Stock Market Total Return Index ("Nasdaq Stock Market-US"), (ii) of a group of issuers in specialty retail businesses ("1996 Peer Group")* and (iii) of a group of issuers which had market capitalizations similar to that of the Company at the time of the preparation of the Company's 1995 Proxy Statement ("1995 Market Cap Group)** with whose results the Company's results were compared in its 1995 Proxy Statement. In the 1995 Proxy Statement, the Company chose to use a peer group made up of similarly capitalized companies based upon its belief that, because of the diverse nature of the businesses then conducted by the Company, it could not reasonably identify a peer group. The Company has determined that it is appropriate to create the 1996 Peer Group because the Company's business is now more narrowly focused, allowing it to identify a peer group of retailers focused on particular products and market niches. In order to provide stockholders with a basis against which to evaluate the Company's results consistent with that contained in the 1995 Proxy Statement, the graph below contains a comparison of the Company's stockholders return with, among other groups, that of the 1995 Market Cap Group.

      Measurement Period            NOODLE                        1995 MARKET    NASDAQ STOCK
    (Fiscal Year Covered)        KIDOODLE INC.    PEER GROUP       CAP GROUP      MARK ET- US
1/31/91                             100             100               100             100
1/31/92                             140             120               132             153
1/31/93                             120             141               103             173
1/31/94                             188             132               144             199
1/31/95                             128             110               118             190
1/31/96                             247              98               142             268

- ------------------------------------
 * The 1996 Peer Group is comprised of the following specialty retail issuers, as adjusted for relative market capitalization: Just for Feet, Inc.; Toys R Us, Inc.; West Marine, Inc.; Mens Wearhouse, Inc.; Piercing Pagoda, Inc.; Petco Animal Supplies, Inc.; Bailey Corp.; and Barnes & Noble, Inc.

** The 1995 Market Cap Group is comprised of the following issuers, which had capitalizations similar to that of the Company, as adjusted for relative market capitalization: Datum Inc.; SBM Industries, Inc.; Zygo Corp.; TII Industries, Inc.; Elsinore Corp.; MSR Exploration Ltd.; Stifel Financial Corp.; Caretenders Healthcorp; Nycor Inc.; and Ldi Corp.

                          INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Janover, Rubinroit LLC (or its predecessor firm, Kalish, Rubinroit & Co.), independent certified public accountants, has audited the Company's financial statements for the fiscal year ended February 3, 1996 and for more than five years prior thereto. The Board of Directors has appointed this firm independent accountants for the Company for the fiscal year ending February 1, 1997.

     A representative of Janover, Rubinroit LLC is expected to be present at the meeting and available to respond to appropriate questions, and he will have the opportunity to make a statement if he desires to do so.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for the 1997 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 105 Price Parkway, Farmingdale, New York 11735, not later than February 5, 1997 for inclusion in the 1997 proxy statement and form of proxy.

                                 OTHER MATTERS

     Other than the matters specified above, the Company is unaware of any matter that will be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                                          On behalf of the Board of Directors,

                                          STANLEY GREENMAN
                                          Chairman of the Board

Farmingdale, New York
June 3, 1996

                                     PROXY

                             NOODLE KIDOODLE, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JULY 9, 1996

        The undersigned stockholder of NOODLE KIDOODLE INC. hereby appoints STANLEY GREENMAN, STEWART KATZ, and JOSEPH MADENBERG or any of them, with full power of substitution in each, attorneys and proxies for the undersigned, to vote all the shares of Common Stock of Noodle Kidoodle, Inc. which the undersigned could vote if personally present at the Annual Meeting of Stockholders thereof to be held at Chemical Bank, 395 North Service Road, Melville, New York on July 9, 1996 at 3:00 o'clock in the afternoon and at any adjournment or adjournments thereof for the purposes of (1) electing three directors; and (2) transacting such other business as may properly come before the meeting.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

- -------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                                PLEASE MARK /X/
                                                                YOUR VOTES
                                                                AS INDICATED
                                                                IN THIS EXAMPLE

1. ELECTION OF DIRECTORS

  FOR all nominees           WITHHOLD           Class 2 Directors to serve
listed to the right         AUTHORITY           until 1999 Annual Meeting:
 (except as marked        to vote for all       Robin Farkas, Stewart Katz,
  to the contrary)        nominees listed       Robert Stokvis
                           to the right

       /  /                    /  /

(INSTRUCTION: To withhold authority to vote for any nominees, write the name of the nominee(s) in the space provided below.)

- --------------------------------------------------------------------------------
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                If not otherwise specified, this Proxy
                                will be voted FOR the nominees as indicated, and with discretionary authority on such other business as may properly come before the meeting and any adjournment or adjournments thereof.

                                Dated:                                   , 1996
                                      -----------------------------------

                                -----------------------------------------------
                                                 Signature

                                -----------------------------------------------
                                                 Signature

                                (Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give your full title. If shares are held jointly, EACH holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                THIS PROXY IS SOLICITED ON BEHALF OF THE
                                BOARD OF DIRECTORS OF THE CORPORATION.

- -------------------------------------------------------------------------------
                           *  FOLD AND DETACH HERE *



                                   DIRECTIONS
                                       TO
                                 CHEMICAL BANK
                             395 NORTH SERVICE ROAD
                              MELVILLE, N.Y. 11747

TRAVELING EAST take the LIE to Exit 49 South. Stay on the service road for three traffic lights; the third light is Pinelawn Road. Turn left onto Pinelawn; go over the LIE and make a left turn at the stoplight. You are now on the North Service Road. Turn in the first driveway on the right. #395 is the four story, white, oval building.

TRAVELING WEST take the LIE to Exit 49 North. Stay on the service road, cross Pinelawn Road (stoplight) and turn into the first driveway on your right. #395 is the four story, white, oval building.

TRAVELING NORTH ON ROUTE 110 make a right onto Pinelawn Road.
TRAVELING SOUTH ON ROUTE 110 make a left onto Pinelawn Road. Proceed to next traffic light and make a right turn onto the Service Road and turn into third driveway. #395 is the four story, white, oval building.